UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EMERITUS CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON	91-1605464
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3131 Elliot Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.0001	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:   ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A is being filed with the Securities and Exchange Commission (the “SEC”) in connection with the listing of the common stock, par value $0.0001 per share (the “Common Stock”) of Emeritus Corporation (the "Registrant") with the New York Stock Exchange, Inc.  Information with respect to the Registrant’s Common Stock is incorporated herein by reference to the section captioned “Description of Capital Stock” in Amendment No. 2 to the registrant’s Registration Statement on Form S-3 (Registration No. 333-141801), filed with the SEC under the Securities Act of 1933, as amended, and as amended by the information under the heading “Proposal 3 – Approval of Amendments to the Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock and Preferred Stock” in the registrant's Definitive Schedule 14A as filed with the SEC under the Securities Exchange Act of 1934, as amended, on July 25, 2007.

Item 2. Exhibits.

Not applicable.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EMERITUS CORPORATION
Registrant

Date: September 15, 2008	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom Chief Financial Officer, Executive Vice President - Finance and Secretary